EXHIBIT 99.1
For Immediate Release: August 12, 2020

Investor Services
888-926-2688

Media Contacts:
Diana Keary
Senior Vice President
Griffin Capital Company
Dkeary@griffincapital.com
949-270-9303
Or
Joe Berg
Director
Finsbury
Joe.berg@finsbury.com
310-633-9446
Griffin Capital Essential Asset REIT Reports
2020 Second Quarter Results

Collected 99% of contractual rent due during the quarter and approximately 100% during July
Signed 191,300 square feet of leases during the period with a weighted average lease term of over 10 years

EL SEGUNDO, Calif. (August 12, 2020) - Griffin Capital Essential Asset REIT, Inc. (the “Company”) announced its results for the quarter ended June 30, 2020. The Company reported net income attributable to common stockholders of $0.01 per share. The Company also reported Adjusted Funds from Operations available to common stockholders and limited partners of $0.19 per basic and diluted share, an increase of $0.02 compared to the same period last year. In addition, the Company reported 191,300 square feet of leases signed during the quarter with a weighted average lease term of approximately 10.2 years, as well as the collection of approximately 99 percent of contractual rent due during the quarter and approximately 100 percent of contractual rent due during July.

"Despite a challenging market environment impacted by COVID-19, a situation which continues to evolve, we produced solid results in the second quarter. These results reflect the quality of our tenants and properties and the tireless efforts of our Management Team who has been proactively working with our tenants to further strengthen our relationships and pursue opportunities for long-term growth,” said Michael Escalante, the Company’s Chief Executive Officer.

Mr. Escalante further stated, “We persist in our belief that a conservative approach focused on capital preservation is key to navigating through this period of economic uncertainty and will best position us to strategically deploy capital in the future to retain the long-term value of the Company."

As of June 30, 2020, the Company's portfolio(1) consisted of 99 office and industrial properties (122 buildings), encompassing over 27 million rentable square feet of space in 25 states.
Highlights and Accomplishments for the Quarter Ended June 30, 2020:

Financial Results
•Total revenue was $105.4 million for the quarter ended June 30, 2020 compared to $103.4 million for the quarter ended June 30, 2019.
•Net income attributable to common stockholders was $3.3 million, or $0.01 per basic and diluted share, for the quarter ended June 30, 2020, compared to $14.2 million, or $0.06 per basic and diluted share, for the quarter ended June 30, 2019. The decline was primarily a result of non-cash impairment charges during the quarter.

Non-GAAP Measures
•Adjusted Funds from Operations available to common stockholders and limited partners, or AFFO(2), was approximately $50.0 million, or $0.19 per basic and diluted share, for the quarter ended June 30, 2020, compared to approximately $43.2 million, or $0.17 per basic and diluted share, for the same period in 2019. Funds from Operations attributable to common stockholders and limited partners, or FFO(2), was approximately $55.3 million, or $0.21 per basic and diluted share, and $54.1 million, or $0.21 per basic and diluted share, for the quarter ended June 30, 2020 and 2019, respectively. The increase in both AFFO and FFO was primarily attributable to lease termination income earned in the current period. Please see the financial reconciliation tables and notes at the end of this release for more information regarding AFFO and FFO.
•Our Adjusted EBITDA, as defined per our credit facility agreement, was approximately $69.6 million for the quarter ended June 30, 2020 with a fixed charge and interest coverage ratio of 3.2x and 3.8x, respectively. Please see the financial reconciliation tables and notes at the end of this release for more information regarding Adjusted EBITDA and related ratios.

Portfolio Overview
•The enterprise value as of June 30, 2020 was $4.5 billion.(3)
•Our weighted average remaining lease term was approximately 7.2 years with approximately 2.0 percent average annual rent growth for the remainder of the existing term for all leases combined.
•Our portfolio as of June 30, 2020 was 88.6 percent leased.
•Approximately 59.0 percent of our portfolio’s net rental revenue(4) was generated by properties leased to tenants and/or guarantors with investment grade credit ratings or whose non-guarantor parent companies have investment grade credit ratings.(5)
•The ratio of net debt (pro rata share) to total real estate acquisition value and net debt (pro rata share) to total enterprise value as of June 30, 2020 were 48.5 percent and 46.2 percent, respectively.(3)
•The ratio of net debt (pro rata share) to Adjusted EBITDA as of June 30, 2020 was 7.5x.

Leasing Activity
•Executed three leases during the quarter for 191,300 square feet with a weighted average lease term of approximately 10.2 years. Included in this total was an approximately 183,000 square foot lease to a major Fortune 100 e-commerce company at our Arlington Heights, Illinois property for a term of over 10 years. Simultaneous with the execution of the lease, we entered into a termination agreement with the previous tenant for a payment of $10.9 million.
•In addition, leases commencing during the quarter included three renewal leases and one new lease for a total of 785,138 square feet of space which was offset by 758,073 square feet of lease expirations and terminations, resulting in positive net absorption of 27,065 square feet. Combined with leases signed but not yet commenced on vacant properties, the portfolio is 88.6 percent leased as of June 30, 2020.

Strategic Dispositions
•On June 30, 2020, we completed the sale of a 273,241 square foot office property located in Simi Valley, California for $24.5 million which was 100 percent leased to Bank of America, N.A through December 2020. The sale price resulted in a gain of $4.3 million on the property's carrying value.

COVID-19 Update
•Collected approximately 99 percent of contractual rent due in April, May and June to date.
•Collected approximately 100 percent of contractual rent due in July.
•To date, granted temporary rent relief for two tenants for three months of deferred rent, to be re-paid in 2021, which approximates 0.22 percent of our 12-month forward net rents as of June 30, 2020.

About Griffin Capital Essential Asset REIT, Inc.
Griffin Capital Essential Asset REIT, Inc. is a self-managed, publicly registered, non-traded REIT with a portfolio consisting primarily of single tenant business essential properties throughout the United States, diversified by corporate credit, physical geography, product type, and lease duration. Griffin Capital Essential Asset REIT, Inc.’s portfolio(1), as of June 30, 2020, consists of 99 office and industrial properties (122 buildings), totaling 27 million rentable square feet, located in 25 states, representing a total enterprise value of approximately $4.5 billion.

Additional information is available at www.gcear.com.

This press release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to: uncertainties relating to changes in general economic and real estate conditions; uncertainties relating to the implementation of our real estate investment strategy; uncertainties relating to financing availability and capital proceeds; uncertainties relating to the closing of property acquisitions; uncertainties relating to the timing and availability of distributions; and other risk factors as outlined in the REIT’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission (the "SEC"). This is neither an offer nor a solicitation to purchase securities.
______________________________
(1) Excludes the property information related to the acquisition of an 80% ownership interest in a joint venture with affiliates of Digital Realty Trust, L.P.
(2) FFO, as described by the National Association of Real Estate Investment Trusts ("NAREIT"), is adjusted for redeemable preferred distributions. Additionally, we use AFFO as a non-GAAP financial measure to evaluate our operating performance. FFO and AFFO have been revised to include amounts available to both common stockholders and limited partners for all periods presented.
(3) Total enterprise value includes the outstanding debt balance (excluding deferred financing costs and premium/discounts), plus unconsolidated debt - pro rata share, plus preferred equity, plus total outstanding shares multiplied by the NAV. Total outstanding shares includes limited partnership units issued and shares issued pursuant to the DRP, net of redemptions.
(4) Net rent is based on (a) the contractual base rental payments assuming the lease requires the tenant to reimburse us for certain operating expenses or the property is self-managed by the tenant and the tenant is responsible for all, or substantially all, of the operating expenses; or (b) contractual rent payments less certain operating expenses that are our responsibility for the 12-month period subsequent to June 30, 2020 and includes assumptions that may not be indicative of the actual future performance of a property, including the assumption that the tenant will perform its obligations under its lease agreement during the next 12 months.
(5) Approximately 59.0% of our portfolio's net rental revenue was generated by properties leased to tenants and/or guarantors with investment grade credit ratings or whose non-guarantor parent companies have investment grade ratings or what management believes are generally equivalent ratings; 54.1% generated from tenants with a Nationally Recognized Statistical Rating Organization ("NRSRO") credit rating; and the remaining 4.9% from a non-NRSRO, but having a rating that we believe is generally equivalent to an NRSRO investment grade rating. Bloomberg’s default risk rating is an example of a non-NRSRO rating.

GRIFFIN CAPITAL ESSENTIAL ASSET REIT, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited; in thousands, except units and share amounts)

	June 30, 2020	December 31, 2019
ASSETS
Cash and cash equivalents	$167,535	$54,830
Restricted cash	33,643	58,430
Real estate:
Land	453,826	458,339
Building and improvements	3,084,557	3,043,527
Tenant origination and absorption cost	745,039	744,773
Construction in progress	43,002	31,794
Total real estate	4,326,424	4,278,433
Less: accumulated depreciation and amortization	(743,055)	(668,104)
Total real estate, net	3,583,369	3,610,329
Investments in unconsolidated entities	4,093	11,028
Intangible assets, net	11,267	12,780
Deferred rent receivable	85,431	73,012
Deferred leasing costs, net	49,630	49,390
Goodwill	229,948	229,948
Due from affiliates	799	837
Right of use asset	40,637	41,347
Other assets	36,970	33,571
Total assets	$4,243,322	$4,175,502
LIABILITIES AND EQUITY
Debt, net	$2,175,519	$1,969,104
Restricted reserves	14,032	14,064
Interest rate swap liability	61,318	24,146
Redemptions payable	—	96,648
Distributions payable	6,825	15,530
Due to affiliates	5,852	10,883
Intangible liabilities, net	29,762	31,805
Lease liability	45,329	45,020
Accrued expenses and other liabilities	109,617	96,389
Total liabilities	2,448,254	2,303,589
Perpetual convertible preferred shares	125,000	125,000
Common stock subject to redemption	—	20,565
Noncontrolling interests subject to redemption; 556,099 and 554,110 units as of June 30, 2020 and December 31, 2019, respectively	4,579	4,831
Stockholders’ equity:
Common stock, $0.001 par value; 800,000,000 shares authorized; 229,897,937 and 227,853,720 shares outstanding in the aggregate as of June 30, 2020 and December 31, 2019, respectively(1)	230	228
Additional paid-in capital	2,101,492	2,060,604
Cumulative distributions	(773,214)	(715,792)
Accumulated earnings	157,350	153,312
Accumulated other comprehensive loss	(54,521)	(21,875)
Total stockholders’ equity	1,431,337	1,476,477
Noncontrolling interests	234,152	245,040
Total equity	1,665,489	1,721,517
Total liabilities and equity	$4,243,322	$4,175,502
(1) For the number of shares outstanding of each class of common stock as of June 30, 2020, refer to our 10-Q Note 9, Equity.

GRIFFIN CAPITAL ESSENTIAL ASSET REIT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; in thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Revenue:
Rental income	$105,427	$103,356	$201,155	$179,841
Expenses:
Property operating expense	12,922	12,858	27,893	24,374
Property tax expense	9,413	9,782	18,961	17,672
Property management fees to non-affiliates	839	882	1,748	1,798
General and administrative expenses	7,408	5,656	15,073	10,189
Corporate operating expenses to affiliates	625	450	1,250	724
Impairment provision	12,623	—	12,623	—
Depreciation and amortization	39,881	36,094	81,029	70,871
Total expenses	83,711	65,722	158,577	125,628
Income before other income and (expenses)	21,716	37,634	42,578	54,213
Other income (expenses):
Interest expense	(19,046)	(20,275)	(39,007)	(34,082)
Other income (loss), net	354	(311)	3,054	1,480
Loss from investment in unconsolidated entities	(1,444)	(460)	(2,071)	(1,108)
Management fee revenue from affiliates	—	1,627	—	6,368
Gain from disposition of asset	4,268	—	4,268	—
Net income	5,848	18,215	8,822	26,871
Distributions to redeemable preferred shareholders	(2,047)	(2,047)	(4,094)	(4,094)
Net income attributable to noncontrolling interests	(457)	(1,880)	(568)	(3,077)
Net income attributable to controlling interest	3,344	14,288	4,160	19,700
Distributions to redeemable noncontrolling interests attributable to common stockholders	(43)	(80)	(122)	(159)
Net income attributable to common stockholders	$3,301	$14,208	$4,038	$19,541
Net income attributable to common stockholders per share, basic and diluted	$0.01	$0.06	$0.02	$0.10
Weighted average number of common shares outstanding, basic and diluted	229,879,280	228,226,047	229,844,960	202,507,854
Cash distributions declared per common share	$0.09	$0.16	$0.23	0.33

GRIFFIN CAPITAL ESSENTIAL ASSET REIT, INC.
Funds from Operations and Adjusted Funds from Operations
(Unaudited; in thousands)

Funds from Operations and Adjusted Funds from Operations
Our management believes that historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting to be insufficient.
Management is responsible for managing interest rate, hedge and foreign exchange risks. To achieve our objectives, we may borrow at fixed rates or variable rates. In order to mitigate our interest rate risk on certain financial instruments, if any, we may enter into interest rate cap agreements or other hedge instruments and in order to mitigate our risk to foreign currency exposure, if any, we may enter into foreign currency hedges. We view fair value adjustments of derivatives, impairment charges and gains and losses from dispositions of assets as non-recurring items or items which are unrealized and may not ultimately be realized, and which are not reflective of ongoing operations and are therefore typically adjusted for when assessing operating performance.
In order to provide a more complete understanding of the operating performance of a REIT, the National Association of Real Estate Investment Trusts (“NAREIT”) promulgated a measure known as Funds from Operations (“FFO”). FFO is defined as net income or loss computed in accordance with GAAP, excluding extraordinary items, as defined by GAAP, and gains and losses from sales of depreciable operating property, adding back asset impairment write-downs, plus real estate related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets), and after adjustment for unconsolidated partnerships, joint ventures and preferred distributions. Because FFO calculations exclude such items as depreciation and amortization of real estate assets and gains and losses from sales of operating real estate assets (which can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates), they facilitate comparisons of operating performance between periods and between other REITs. As a result, we believe that the use of FFO, together with the required GAAP presentations, provides a more complete understanding of our performance relative to our competitors and a more informed and appropriate basis on which to make decisions involving operating, financing, and investing activities. It should be noted, however, that other REITs may not define FFO in accordance with the current NAREIT definition or may interpret the current NAREIT definition differently than we do, making comparisons less meaningful.
Additionally, we use Adjusted Funds from Operations (“AFFO”) as a non-GAAP financial measure to evaluate our operating performance. AFFO excludes non-routine and certain non-cash items such as revenues in excess of cash received, amortization of stock-based compensation net, deferred rent, amortization of in-place lease valuation, acquisition-related costs, financed termination fee, net of payments received, gain or loss from the extinguishment of debt, unrealized gains (losses) on derivative instruments and dead deal costs. FFO and AFFO have been revised to include amounts available to both common stockholders and limits partners for all periods presented.
AFFO is a measure used among our peer group, which includes daily NAV REITs.  We also believe that AFFO is a recognized measure of sustainable operating performance by the REIT industry. Further, we believe AFFO is useful in comparing the sustainability of our operating performance with the sustainability of the operating performance of other real estate companies.
Management believes that AFFO is a beneficial indicator of our ongoing portfolio performance and ability to sustain our current distribution level. More specifically, AFFO isolates the financial results of our operations. AFFO, however, is not considered an appropriate measure of historical earnings as it excludes certain significant costs that are otherwise included in reported earnings. Further, since the measure is based on historical financial information, AFFO for the period presented may not be indicative of future results or our future ability to pay our dividends. By providing FFO and AFFO, we present information that assists investors in aligning their analysis with management’s analysis of long-term operating activities.
For all of these reasons, we believe the non-GAAP measures of FFO and AFFO, in addition to income (loss) from operations, net income (loss) and cash flows from operating activities, as defined by GAAP, are helpful supplemental performance measures and useful to investors in evaluating the performance of our real estate portfolio. However, a material limitation associated with FFO and AFFO is that they are not indicative of our cash available to fund distributions since other uses of cash, such as capital expenditures at our properties and principal payments of debt, are not deducted when calculating FFO and AFFO. The use of AFFO as a measure of long-term operating performance on value is also limited if we do not continue to operate under our current business plan as noted above. AFFO is useful in assisting management and investors in assessing our ongoing ability to generate cash flow from operations and continue as a going concern in future operating periods, and in particular, after the offering and acquisition stages are complete. However, FFO and AFFO are not useful measures in evaluating NAV because impairments are taken into account in determining NAV but not in determining FFO and AFFO. Therefore, FFO and AFFO should not be viewed as a more prominent measure of performance than income (loss) from operations, net income (loss) or to cash flows from operating activities and each should be reviewed in connection with GAAP measurements.
Neither the SEC, NAREIT, nor any other applicable regulatory body has opined on the acceptability of the adjustments contemplated to adjust FFO in order to calculate AFFO and its use as a non-GAAP performance measure. In the future, the SEC or NAREIT may decide to standardize the allowable exclusions across the REIT industry, and we may have to adjust the calculation and characterization of this non-GAAP measure.

Our calculation of FFO and AFFO is presented in the following table for the three and six months ended June 30, 2020 and 2019 (dollars in thousands, except per share amounts):

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Net income	$5,848	$18,215	$8,822	$26,871
Adjustments:
Depreciation of building and improvements	23,525	19,863	46,198	34,630
Amortization of leasing costs and intangibles	16,428	16,224	34,975	36,227
Impairment provision	12,623	—	12,623	—
Equity interest of depreciation of building and improvements - unconsolidated entities	715	693	1,438	1,364
Equity interest of amortization of intangible assets - unconsolidated entities	593	1,158	1,751	2,316
Gain from disposition of assets	(4,268)	—	(4,268)	—
Impairment on unconsolidated entities	1,906	—	1,906	—
FFO	57,370	56,153	103,445	101,408
Distribution to redeemable preferred shareholders	(2,047)	(2,047)	(4,094)	(4,094)
FFO attributable to common stockholders and limited partners	$55,323	$54,106	$99,351	$97,314
Reconciliation of FFO to AFFO:
FFO attributable to common stockholders and limited partners	$55,323	$54,106	$99,351	$97,314
Adjustments:
Revenues in excess of cash received, net	(8,679)	(2,634)	(12,440)	(4,588)
Amortization of share-based compensation	1,140	639	2,124	639
Amortization of above/(below) market rent, net	(477)	(854)	(1,240)	(1,768)
Amortization of debt premium/(discount), net	102	75	206	82
Amortization of ground leasehold interests	(72)	7	(144)	14
Deferred rent - ground lease	516	293	1,032	586
Unrealized gains (loss) on investments	(124)	—	12	—
Non-cash lease termination income	—	(10,150)	—	(10,150)
Financed termination fee payments received	1,500	1,508	3,000	1,508
Company's share of revenues in excess of cash received (straight-line rents) - unconsolidated entity	271	(33)	505	62
Company's share of amortization of above market rent - unconsolidated entity	495	924	1,419	1,848
Performance fee adjustment	—	(683)	—	(2,604)
Implementation of lease accounting guidance	—	—	—	(2,052)
Non-cash earn-out adjustment	—	—	(2,581)	—
Dead deal costs	2	—	52	—
AFFO available to common stockholders and limited partners	$49,997	$43,198	$91,296	$80,891
FFO per share, basic and diluted	$0.21	$0.21	$0.38	$0.42
AFFO per share, basic and diluted	$0.19	$0.17	$0.35	$0.35

Weighted-average common shares outstanding - basic EPS	229,879,280	228,226,047	229,844,960	202,507,854
OP Units	31,405,492	30,057,625	31,411,333	29,172,626
Weighted-average common shares and OP Units outstanding - basic FFO/AFFO	261,284,772	258,283,672	261,256,293	231,680,480

GRIFFIN CAPITAL ESSENTIAL ASSET REIT, INC.
Adjusted EBITDA
(Unaudited; dollars in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
ADJUSTED EBITDA(1):
Net income	$5,848	$15,404	$8,822	$20,876
Depreciation and amortization	39,881	39,772	81,029	85,083
Interest expense	18,281	20,987	37,385	39,578
Amortization of deferred financing costs	544	3,603	1,072	4,730
Amortization of debt premium/(discount), net	102	75	206	82
Amortization of above/(below) market rent, net	(477)	(1,240)	(1,240)	(3,317)
Income taxes	112	279	266	872
Property management fees to non-affiliates	840	884	1,749	892
Acquisition fees and expenses	—	—	—	379
Deferred rent	(8,163)	(2,993)	(11,924)	(6,079)
Termination Income (Non-Cash)	—	(11,178)	—	(11,178)
Termination income (Cash)	1,500	1,508	3,000	1,508
Gain on disposition of assets	(4,268)	—	(4,268)	—
Impairment on Investment in Unconsolidated Entity - DRJV	1,906	—	1,906	—
Impairment Provision	12,623	—	12,623	—
Equity percentage of net loss for the Parent’s non-wholly owned direct and indirect subsidiaries	(462)	460	165	1,108
Equity percentage of EBITDA for the Parent’s non-wholly owned direct and indirect subsidiaries	2,589	2,417	4,829	4,678
	70,856	69,978	135,620	139,212
Less: Capital reserves	(1,283)	(1,299)	(2,585)	(2,564)
Adjusted EBITDA (per credit facility agreement)	$69,573	$68,679	$133,035	$136,648

Principal paid and due	$1,710	$1,632	$3,403	$3,251
Interest expense	18,281	19,132	37,385	37,986
Cash dividends on redeemable preferred shareholders	2,047	2,047	4,094	4,094
	$22,038	$22,811	$44,882	$45,331
Interest Coverage Ratio(2)	3.81	3.59	3.56	3.60
Fixed Charge Coverage Ratio(3)	3.16	3.01	2.96	3.01

(1)Adjusted EBITDA, as defined in our credit facility agreement, is calculated as net income before interest, taxes, depreciation and amortization (EBITDA), plus acquisition fees and expenses, asset and property management fees, straight-line rents and in-place lease amortization for the period, further adjusted for acquisitions that have closed during the quarter and certain reserves for capital expenditures.
(2)Interest coverage is the ratio of interest expense as if the corresponding debt was in place at the beginning of the period to adjusted EBITDA.
(3)Fixed charge coverage is the ratio of principal amortization for the period plus interest expense as if the corresponding debt was in place at the beginning of the period plus preferred unit distributions as if in place at the beginning of the period over adjusted EBITDA.